-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 25, 2000

                                   ACSYS, INC.

             -------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          Georgia                      000-23711                 58-2299173
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
OF INCORPORATION)                                            IDENTIFICATION NO.)

                                 75 14th Street
                                   Suite 2200
                             Atlanta, Georgia 30309
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (404) 817-9440



                                       N/A
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

ITEM 1: CHANGES IN CONTROL OF THE REGISTRANT

         On May 25, 2000, Platform Purchaser Inc., a Georgia corporation (the "Purchaser") and a wholly owned subsidiary of Tiberia B.V., a company organized under the laws of the Netherlands ("Tiberia") which is indirectly owned by Vedior N.V., a company organized under the laws of the Netherlands ("Vedior"), and ING Bank Corporate Investments B.V., an investment company organized under the laws of the Netherlands ("ING") and an indirect subsidiary of ING Groep N.V., a holding company organized under the laws of the Netherlands with subsidiaries primarily engaged in financial services, accepted for payment at a price of $5.00 per share 14,186,892 shares of the Registrant's common stock, no par value per share (including the associated series A junior participating preferred stock purchase rights, the "Shares"), which were validly tendered and not properly withdrawn pursuant to the tender offer commenced on April 27, 2000 by the Purchaser (the "Tender Offer"). Such number of shares equaled approximately 97.8% of the Registrant's outstanding Shares. The Tender Offer expired at 12:00 midnight, New York City time, on Wednesday, May 24, 2000.
The Purchaser provided for a subsequent offering period which expired at 5:00 p.m., New York City time, on Thursday, June 8, 2000.

         The Tender Offer was made pursuant to an Agreement and Plan of Merger, dated as of April 16, 2000 (the "Merger Agreement"), by and among Tiberia, the Purchaser, Vedior, Select Appointments North America Inc., a Delaware corporation ("SANA") and a wholly owned subsidiary of Vedior, and the Registrant.

         The Merger Agreement provides that, following consummation of the Tender Offer and satisfaction of the other conditions set forth in the Merger Agreement, and in accordance with the relevant provisions of the Georgia Business Corporations Code (the "GBCC") and Federal securities laws, the Purchaser shall be merged with and into the Registrant (the "Merger"). The Registrant will survive the Merger as a wholly owned subsidiary of Tiberia. In the Merger, any remaining Shares will cease to be outstanding and, except for Shares held by shareholders of the Registrant who perfect their dissenters' rights under the GBCC, will be converted into the right to receive cash in the amount of $5.00 per Share. The Registrant's board of directors (the "Board") has previously approved the Merger and the Merger Agreement. As a result of the Tender Offer, the affirmative vote of shareholders of the Registrant is not required to approve the Merger. Pursuant to the authority contained in the Merger Agreement, the parties thereto have agreed that the Merger shall occur no later then June 30, 2000.

SOURCE OF FUNDS

         The Purchaser has advised the Registrant that the source of funds for the Tender Offer, the Merger, and related fees and expenses will come from the following financing arrangements. Immediately prior to the Purchaser's purchase of Shares pursuant to the Tender Offer, the Purchaser became a wholly owned subsidiary of Tiberia, the common equity of which is owned by Vedior Holding B.V. ("Vedior Holding"), a subsidiary of Vedior, and the preferred equity of which is owned by Entero B.V. ("Entero"), a subsidiary of ING. In connection with these financing arrangements, (i) the Purchaser has incurred indebtedness owed to Tiberia in the amount of approximately $40 million and the Purchaser has issued its common shares to Tiberia for consideration of approximately $40 million, with the aggregate proceeds of such transactions being used to purchase the Shares pursuant to the Tender Offer, (ii) Tiberia has incurred indebtedness owed to Entero in the amount of approximately $40 million and (iii) Vedior Holding has purchased all of Tiberia's outstanding common shares in consideration of approximately $13 million and Entero has obtained $27 million of Tiberia's preferred equity. The indebtedness owed by Tiberia to Entero and the Tiberia preferred equity owned by Entero are exchangeable into depositary receipts in respect of Vedior common shares at a fixed exchange rate, with a mandatory exchange to occur at such fixed exchange rate if the market price of depositary receipts in respect of Vedior common shares equals or exceeds a certain value for at least 60 consecutive trading days. After five years, Vedior may purchase such exchangeable Tiberia indebtedness and preferred equity for the amount originally paid for them by Entero (together with any accrued and unpaid interest or dividends thereon, respectively, their "original cost"). If Vedior does not make such purchase, the holder of such exchangeable Tiberia indebtedness and preferred equity may (i) exchange its holdings at their original cost for depositary receipts in respect of Vedior common shares at their then current market prices or (ii) cause Tiberia to sell its shares of the Purchaser's (which, pursuant to the Merger, will have become the Registrant's) common stock, and (a) repay the exchangeable debt at its original cost out of the proceeds of such sale, (b) apply the proceeds of such sale against payment of the original cost of Tiberia's preferred equity to the holder thereof and (c) distribute any remaining excess proceeds to Tiberia for distribution to the holder of Tiberia's common shares. The holder of such Tiberia exchangeable debt also has the option to receive payment in depositary receipts in respect of Vedior common shares, in lieu of cash, upon the acceleration of amounts owed under such exchangeable debt if an event of default thereunder has occurred and is continuing.

         The exchangeable indebtedness owed by Tiberia to Entero is unsecured, bearing interest at a rate of 9.5% per annum and maturing on June 30, 2005. Each of the approximately 30 million shares of the preferred equity of Tiberia held by Entero is entitled to annually receive a preferred dividend equal to 8.0% of its Euro 1 par value. The indebtedness owed by the Purchaser to Tiberia is unsecured, bearing interest at a rate equal to the interest rate payable on the indebtedness owed by Tiberia to Entero described above plus 0.2% and maturing two business days before such exchangeable indebtedness owed by Tiberia to Entero will mature.

         The foregoing description is qualified in its entirety by reference to
(i) the Agreement in Principle between ING and VHBV relating to the Acquisition of Acsys, Inc., a copy of which was filed as Exhibit (b)(1) to the Tender Offer Statement on Schedule TO filed by Vedior, Tiberia and the Purchaser with the Securities and Exchange Commission on April 27, 2000 (the

"Schedule TO"), and (ii) the forms of the following documents, copies of which were filed as Exhibits (b)(2)-(b)(7) to Amendment No. 2 to the Schedule TO filed on May 17, 2000: (a) Amendment to the Agreement in Principle between ING and VHBV relating to the Acquisition of Acsys, Inc., among ING, Vedior Holding and Vedior; (b) Exchangeable Loan Agreement among Entero, Tiberia and Vedior; (c) Loan Agreement between Tiberia and the Purchaser; (d) Articles of Association of Tiberia; (e) Share Exchange Agreement among Entero, Vedior Holding and Vedior; and (f) Shareholders Agreement between Entero and Vedior Holding. Each of the foregoing documents should be read in its entirety for a more complete description of the matters summarized above.

OFFICERS AND DIRECTORS OF THE REGISTRANT

         The Merger Agreement provides that, promptly upon the acceptance for payment of, and the payment by the Purchaser for, any Shares pursuant to the Tender Offer, Tiberia shall be entitled to designate such number of directors (the "Designees"), rounded up to the next whole number, on the Board as is equal to the product of the total number of directors on the Board multiplied by the percentage that the number of Shares so accepted for payment bears to the total number of Shares outstanding. The Merger Agreement provides further that the Registrant will, upon request of Tiberia, use its reasonable efforts either to increase the size of the Board or secure the resignations of such number of directors, or both, as is necessary to enable the Designees to be elected to the Board, subject to Section 14(f) of the Securities Exchange Act and Rule 14f-1 promulgated thereunder. Notwithstanding the foregoing, there will be until the effective time of the Merger at least three members of the Board who were directors on the date of the Merger Agreement and who would constitute "continuing directors" within the meaning of Section 14-2-1110(b) of the GBCC.

         On May 26, 2000, acting by unanimous written consent of the Board: (i) the size of the Board was increased from seven directors to nine directors; (ii) the Registrant accepted the resignations of the following directors: David C. Cooper, Harry J. Sauer and Brady W. Mullinax, Jr.; and (iii) the following five Designees were elected to the Board: Rene den Hertog, James King, Tony Martin,
C. K. Zachary Miles and Arnold Joannes Marie van der Ven, in each case effective upon the date of the acceptance for payment of, and the payment by the Purchaser for, any Shares pursuant to the Tender Offer, each to hold terms expiring at the Registrant's 2000 annual meeting (which 2000 annual meeting has been postponed indefinitely).

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

         No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report.

    EXHIBIT NO.              DESCRIPTION
-------------------         ---------------------------------------------------
       2.1                   Agreement and Plan of Merger, dated as of April 16,
                             2000, by and among Tiberia, the Purchaser, Vedior, SANA and the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed on April 18, 2000).

      10.1 Agreement in Principle between ING and VHBV Relating to the Acquisition of Acsys, Inc., dated as of April 13, 2000, among ING, Vedior Holding and Vedior (incorporated by reference to Exhibit (b)(1) to the Schedule TO filed by Vedior, Tiberia and the Purchaser on April 27, 2000).

      10.2 Form of the Amendment to the Agreement in Principle between ING and VHBV relating to the Acquisition of Acsys, Inc., among ING, Vedior Holding and Vedior (incorporated by reference to Exhibit (b)(2) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.3 Form of the Exchangeable Loan Agreement, among Entero, Tiberia and Vedior (incorporated by reference to Exhibit (b)(3) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.4 Form of the Loan Agreement between Tiberia and the Purchaser (incorporated by reference to Exhibit
                             (b)(4) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.5 Form of the Articles of Association of Tiberia (incorporated by reference to Exhibit (b)(5) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.6 Form of the Share Exchange Agreement among Entero, Vedior Holding and Vedior (incorporated by reference to Exhibit (b)(6) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.7 Form of the Shareholders Agreement between Entero and Vedior Holding (incorporated by reference to Exhibit (b)(7) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACSYS, INC.


                                    By: /s/ Brady W. Mullinax, Jr.
                                       ----------------------------
                                        Brady W.  Mullinax, Jr.
                                        Executive Vice President - Finance and
                                        Administration, Chief Financial Officer
                                        and Secretary

Dated:   June 9, 2000

                                  EXHIBIT INDEX


    EXHIBIT NO.              DESCRIPTION
-------------------         ---------------------------------------------------
       2.1                   Agreement and Plan of Merger, dated as of April 16,
                             2000, by and among Tiberia, the Purchaser, Vedior, SANA and the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed on April 18, 2000).

      10.1 Agreement in Principle between ING and VHBV Relating to the Acquisition of Acsys, Inc., dated as of April 13, 2000, among ING, Vedior Holding and Vedior (incorporated by reference to Exhibit (b)(1) to the Schedule TO filed by Vedior, Tiberia and the Purchaser on April 27, 2000).

      10.2 Form of the Amendment to the Agreement in Principle between ING and VHBV relating to the Acquisition of Acsys, Inc., among ING, Vedior Holding and Vedior (incorporated by reference to Exhibit (b)(2) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.3 Form of the Exchangeable Loan Agreement, among Entero, Tiberia and Vedior (incorporated by reference to Exhibit (b)(3) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.4 Form of the Loan Agreement between Tiberia and the Purchaser (incorporated by reference to Exhibit
                             (b)(4) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.5 Form of the Articles of Association of Tiberia (incorporated by reference to Exhibit (b)(5) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.6 Form of the Share Exchange Agreement among Entero, Vedior Holding and Vedior (incorporated by reference to Exhibit (b)(6) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).

      10.7 Form of the Shareholders Agreement between Entero and Vedior Holding (incorporated by reference to Exhibit (b)(7) to Amendment No. 2 to the Schedule TO filed by Vedior on May 17, 2000).